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Exhibit 24.3

POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints Elisabeth H. DeMarse and Christopher J. Speltz, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to CreditCards.com, Inc.'s registration statement on Form S-1 (the "Registration Statement), filed on August 10, 2007, as subsequently amended, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of October, 2007.

/s/ Edmund P. Jensen Edmund P. Jensen Director

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POWER OF ATTORNEY